Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Blackstone Mortgage Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price(2)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	Rule 457(r)	—	—	—	—	—
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(r)	—	—	—	—	—
	Equity	Depositary Shares, representing Preferred Stock	Rule 457(r)	—	—	—	—	—
	Debt	Debt Securities	Rule 457(r)	—	—	—	—	—

	Other	Warrants	Rule 457(r)	—	—	—	—	—
	Other	Subscription Rights	Rule 457(r)	—	—	—	—	—
	Other	Purchase Contracts	Rule 457(r)	—	—	—	—	—
	Other	Units	Rule 457(r)	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go
basis.

(2)
Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form
S-3
under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(3)
This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Blackstone Mortgage Trust, Inc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.